SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-A


                For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or 12(g) of the
                         Securities Exchange Act of 1934



                                IBT Bancorp Inc.
             (Exact name of registrant as specified in its charter)


              Pennsylvania                                        25-1532164
----------------------------------------                      ------------------
(State of incorporation or organization)                      (IRS Employer No.)



309 Main Street, Irwin Pennsylvania                                     15642
---------------------------------------                               ----------
(Address of principal executive office)                               (Zip Code)


    If this form relates to the registration      If this form relates to the registration
    of a class of securities pursuant to          of a class of securities pursuant to
    Section 12(b) of the Exchange Act and         Section 12(g) of the Exchange Act and
    is effective pursuant to General              Is effective pursuant to General
    Instruction A.(c), please check               Instruction A.(d), please check the
    the following box   X                         following box.
                      -----                                     -----

           Securities Act Registration Statement file number to which this form relates
                                            --------------
                                            (if applicable)

        Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                          Name of each exchange on which
     to be registered                             each class is to be registered
     -----------------------------                ------------------------------
     Common Stock, $1.25 Par Value                American Stock Exchange

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE

Item 1. Description of Registrant's Securities to be Registered

     The information set forth under the captions "Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters" and "Item 11. Description of the Registrant's Securities to be Registered" in the Registrant's Registration Statement on Form 10 originally filed with the Securities and Exchange Commission on April 29, 1999, and as amended on Form 10/A filed on June 28, 1999 (File No.0-25903) ("Registration Statement"), is hereby incorporated by reference in response to this Item 1.

Item 2. Exhibits

     None.

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       IBT BANCORP INC.


Date: March 28, 2003                   By:   /s/ Raymond G. Suchta
                                             -----------------------------------
                                             Raymond G. Suchta
                                             Vice President and Chief Financial
                                               Officer